UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant  ☒

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

DENNY’S CORPORATION
(Name of Registrant as Specified in Its Charter)

OAK STREET CAPITAL MASTER FUND, LTD.
OAK STREET CAPITAL MANAGEMENT, LLC
DAVID MAKULA
PATRICK WALSH
DASH ACQUISITIONS LLC
JONATHAN DASH
SOUNDPOST CAPITAL, LP
SOUNDPOST CAPITAL OFFSHORE, LTD.
SOUNDPOST ADVISORS, LLC
SOUNDPOST PARTNERS, LP
SOUNDPOST INVESTMENTS, LLC
JAIME LESTER
LYRICAL OPPORTUNITY PARTNERS II, L.P.
LYRICAL OPPORTUNITY PARTNERS II, LTD.
LYRICAL OPPORTUNITY PARTNERS II GP, L.P.
LYRICAL CORP III, LLC
LYRICAL PARTNERS, L.P.
LYRICAL CORP I, LLC
JEFFREY KESWIN
MURANO PARTNERS LP
MURANO CAPITAL LLC
MURANO HOLDINGS, LLC
MURANO GROUP LLC
JAY THOMSON
TONY C. LAI
PATRICK H. ARBOR

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Committee to Enhance Denny’s (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of Denny’s Corporation.  The Committee has made a definitive filing with the SEC of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the Annual Meeting.

Item 1:  On May 12, 2010, the Committee issued the following press release.  The press release has also been posted to www.enhancedennys.com:

Daughter of Late Denny’s Founder Supports the Committee to Enhance Denny’s Three Highly-Qualified Nominees

Believes Founder Would Strongly Support the Committee’s Efforts to Positively Improve Denny’s Board

Vote the Gold Card Today

Companies:Denny's Corp.

Press Release Source: The Committee to Enhance Denny’s On Wednesday May 12, 2010, 4:00 pm

CHICAGO, May 12 /PRNewswire/ -- The Committee to Enhance Denny’s announced that it was delighted to have received the support of Cheryl Butler, daughter of the late Denny’s founder Harold Butler, in its efforts to have its three highly-qualified nominees elected to the board of directors of Denny’s Corporation (Nasdaq:DENN - News) at the upcoming annual meeting.

In a letter to Jonathan Dash, co-chair of the Committee and director nominee, Ms. Butler states: “I know my father would strongly support your efforts, as I do, to positively influence and improve Denny’s board and as you have said, act now to make the changes your team has proposed to restore shareholder value.  I’m confident you and your partners have the combined knowledge, abilities and dedication to steer Denny’s back to the core values the company was started with and back onto a path of positive growth; both for the shareholders and for the employees.”

The full letter may be seen at: www.enhancedennys.com/ButlerLetter.pdf.

Jonathan Dash commented: “Like the founder of Denny’s, we believe that delivering quality food, value and service to every customer is paramount to reviving this American icon.  We intend to honor Mr. Butler by ensuring that his mission, although lost by the incumbent board, is revived in the interest of restoring shareholder value.  We will not stand by silently while the incumbent board fails to deliver on its promises and pretends that all is well at Denny’s.  It is time for the board to admit that it has lost its way.”

VOTE THE GOLD PROXY CARD TODAY

The Committee urges shareholders to vote the GOLD proxy card and NOT to sign any white proxy card sent to you by Denny’s.  Even if you have previously sent a white proxy card to Denny’s, you have every right to change your vote.  You may revoke that proxy and vote FOR the Committee’s nominees - Patrick H. Arbor, Jonathan Dash and David Makula - by signing, dating and mailing a later dated GOLD proxy card.

Your vote is important, no matter how many or how few shares you own.  If you have any questions or need any assistance voting your shares, please do not hesitate to contact the Committee’s proxy solicitor, MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885, collect at 212-929-5500 or by e-mail at enhancedennys@mackenziepartners.com.

Item 2:  On May 12, 2010, the Committee posted to www.enhancedennys.com a letter dated May 11, 2010 from the daughter of the Founder of Denny's Corporation.

Cheryl Butler

May 11, 2010

Mr. Jonathan Dash
President, Dash Acquisitions
9701 Wilshire Blvd., Suite 1110
Beverly Hills, CA 90212

Dear Mr. Dash:

I enjoyed reading Michael Corkery's article and interview with you last month in the Wall Street Journal and recently read the Nation's Restaurant News, Chain Leader and Beverly Hills Courier articles. As a veteran marketing executive in the restaurant and financial industries, I'm very interested in your "Committee to Enhance Denny's."

My father, Harold Butler, was the creator and founder of the Denny's restaurant chain. My father died in 1998 at age 77, he never retired and was still actively involved in the restaurant business, it's what he loved to do. My father would admire your passion and perseverance in pursuing a worthy cause to affect positive change because you know in your heart you have the abilities and desire to do it and be successful.

After creating, building and then leaving Denny's, I watched my father create or purchase over fifteen other restaurant concepts or chains throughout his restaurant career. In addition to my full time corporate marketing career both in and out of the restaurant industry, I enjoyed a special opportunity to work with my father on marketing some of his later restaurant concepts. Twenty-five years ago, Charlaine Brown from the Orange County Register once wrote that my father "was an innovator in an industry filled with imitators" and she was right.

As a pioneer in the restaurant industry, my father built the Denny's brand from his heart – he lived and breathed everything about Denny's. My father's mission was to always deliver quality food, value and excellent service to every customer's dining experience. He built Denny's reputation on a foundation of consistency. Customers knew they could expect to eat at Denny's anywhere in the country, even internationally and they would experience the same level of quality service, quality food, good value for the food and cleanliness of the restaurant. I believe that mission needs to be revived at Denny's.

I would like to offer to help you and your committee achieve your goals and look forward to hearing the results from the shareholder meeting after May 19th. Good luck to you and your team!

All the best,

Cheryl Butler

Cheryl Butler

Item 3: Changes were made to the following web pages of www.enhancedennys.com:

Documents

o  The Committee to Enhance Denny's Proxy Statement, Including Supplement [PDF]

o  The Committee to Enhance Denny's GOLD Proxy Card [PDF]

o  The Committee to Enhance Denny's Shareholder Letter 4-13-10 [PDF]

o  DFA Letter to BOD 3-20-2009 [PDF]

o  DFA Letter to BOD 11-09-2009 [PDF]

o  Investor Presentation [PDF]

o  The Committee to Enhance Denny's Shareholder Letter 4-30-10 [PDF]

o  The Committee to Enhance Denny's Shareholder Letter 5-10-10 [PDF]

o  Founder's Daughter Letter [PDF]

Press Releases

o  Record Date Press Release Dated March 9, 2010 [PDF]

o  Preliminary Proxy Press Release Dated March 16, 2010 [PDF]

o  Shareholder Letter Press Release Dated April 13, 2010 [PDF]

o  Press Release Dated April 14, 2010 [PDF]

o  Press Release Dated April 20, 2010 [PDF]

o  Press Release Dated April 30, 2010 [PDF]

o  Press Release Dated May 4, 2010 [PDF]

o  Press Release Dated May 7, 2010 [PDF]

o  Press Release Dated May 10, 2010 [PDF]

o  Press Release Dated May 11, 2010 [PDF]

o  Press Release Dated May 12, 2010 [PDF]